                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [  ]
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Check the appropriate box:
[ ]     Preliminary Proxy Statement
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        14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                               Wegener Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P.,
--------------------------------------------------------------------------

David W. Wright and Jeffrey J. Haas
-----------------------------------

     (Name of person(s) filing proxy statement if other than the Registrant)

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


                              HENRY PARTNERS, L.P.

November 11, 2005

Dear Fellow Wegener Corporation Stockholder:

We are writing to you as significant and frustrated stockholders of Wegener Corporation. We currently own approximately 919,000 shares or 7.3% of Wegener's outstanding common stock. Given what we perceive to be Wegener's poor operating results and general poor business performance, we are very concerned about its future.

                                   WHO ARE WE?

We are Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships that invest in securities of publicly traded, micro-cap companies. Both Henry and Matthew have been stockholders of Wegener since 2003. David W. Wright is the investment manager of each of Henry and Matthew.

As responsible stockholders, committed to long-term value, we have offered suggestions to the Board of Directors of Wegener on how to increase profitability and, in turn, stockholder value. We believe our suggestions are meritorious and deserve more consideration than that given to them by the Board of Directors to date.

                               OUR GOAL IS SIMPLE

At the upcoming 2006 Annual Meeting of Stockholders of Wegener, we will be asking for your support to elect two qualified and experienced individuals to the Board of Directors. Our objective will be to provide Wegener stockholders with a new voice in the boardroom and to explore, along with the other Board members, the best and most efficient way of restoring stockholder value. We initially requested just one seat on the Board of Directors to accomplish this goal, but our request was denied. In so doing, Wegener stated that "the company was in the critical phases of strategic planning...". However, we believe rounding out the Board composition during such a critical phase, with two new directors elected by you, would be beneficial to the process.

                              WHO ARE OUR NOMINEES?

The nominees that we will be asking you to support are:

DAVID W. WRIGHT & PROFESSOR JEFFREY J. HAAS:

DAVID W. WRIGHT has served since 1997 as the investment manager of both Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships based in Philadelphia, PA that invest in securities of publicly traded, micro-cap companies. Mr. Wright, an experienced value investor and corporate director, is the

President and Managing Member of Canine Partners, LLC, the general partner of Henry Investment Trust, L.P., which in turn is the general partner of each of Henry Partners, L.P. and Matthew Partners, L.P.

         JEFFREY J. HAAS has served since 2000 as a Professor of Law at New York Law School. Prior to that, he served as an Associate Professor of Law at that school from 1996 to 2000. He teaches courses in corporate law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund regulation, corporate finance and contract law. Prior to joining New York Law School, Professor Haas was in private legal practice with two national law firms.

Each has experience on the boards of publicly traded or registered investment companies, and both have extensive knowledge of good corporate governance practices and intend to recommend that Wegener employ these practices immediately, if elected to the Board. We believe their addition would be an invaluable complement to the industry expertise already present on the Board. In sum, we believe that our candidates have the qualification and experience to make a substantial contribution to Wegener's board.

  AT THE UPCOMING ANNUAL MEETING YOU, AS OWNERS, WILL HAVE THE OPPORTUNITY TO
                       ELECT NEW DIRECTORS TO YOUR BOARD

You will receive shortly a proxy statement and a GREEN proxy card from us asking for your support for the two nominees we have described above. We urge you to support our efforts and, when received, return a properly signed and dated GREEN proxy card voting for the election of our nominees, David W. Wright and Professor Jeffrey J. Haas, to the Board of Directors of Wegener at the 2006 Annual Meeting of Stockholders.

                                                    Sincerely,

                                                    HENRY PARTNERS, L.P.

                                                    by: __________________
                                                    David W. Wright
                                                    Investment Manager

THIS LETTER CONSTITUTES SOLICITING MATERIAL UNDER SEC RULE 14a-12. HENRY PARTNERS, L.P., MATTHEW PARTNERS, L.P., HENRY INVESTMENT TRUST, L.P., DAVID W. WRIGHT AND JEFFREY J. HAAS ARE PARTICIPANTS IN THIS SOLICITATION. YOU MAY OBTAIN INFORMATION REGARDING THE IDENTITY OF EACH PARTICIPANT AND A DESCRIPTION OF EACH PARTICIPANT'S DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION FROM THEIR PROXY MATERIALS THAT WILL BE MAILED TO YOU PRIOR TO THE ANNUAL MEETING.

WE ADVISE YOU TO READ THE PROXY STATEMENT OF THE PARTICIPANTS WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. AT THE TIME THEY FILE THE MATERIALS WITH THE SEC, YOU WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIAL FOR FREE AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND THE OTHER MATERIALS BY CONTACTING MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL-FREE) OR (212) 929-5500 (CALL COLLECT).

Press Release


HENRY PARTNERS, L.P. SENDS LETTER TO HOLDERS

Monday November 14, 9:00am

PHILADELPHIA, PA, NOV. 14/ HENRY PARTNERS, L.P. TODAY RELEASED THE FOLLOWING LETTER TO HOLDERS OF WEGENER CORPORATION IN CONNECTION WITH THE UPCOMING 2006 ANNUAL MEETING OF STOCKHOLDER:

                                                               November 11, 2005

Dear Fellow Wegener Corporation Stockholder:

We are writing to you as significant and frustrated stockholders of Wegener Corporation. We currently own approximately 919,000 shares or 7.3% of Wegener's outstanding common stock. Given what we perceive to be Wegener's poor operating results and general poor business performance, we are very concerned about its future.

                                   WHO ARE WE?

We are Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships that invest in securities of publicly traded, micro-cap companies. Both Henry and Matthew have been stockholders of Wegener since 2003. David W. Wright is the investment manager of each of Henry and Matthew.

As responsible stockholders, committed to long-term value, we have offered suggestions to the Board of Directors of Wegener on how to increase profitability and, in turn, stockholder value. We believe our suggestions are meritorious and deserve more consideration than that given to them by the Board of Directors to date.

                               OUR GOAL IS SIMPLE

At the upcoming 2006 Annual Meeting of Stockholders of Wegener, we will be asking for your support to elect two qualified and experienced individuals to the Board of Directors. Our objective will be to provide Wegener stockholders with a new voice in the boardroom and to explore, along with the other Board members, the best and most efficient way of restoring stockholder value. We initially requested just one seat on the Board of Directors to accomplish this goal, but our request was denied. In so doing, Wegener stated that "the company was in the critical phases of strategic planning...". However, we believe rounding out the Board composition during such a critical phase, with two new directors elected by you, would be beneficial to the process.

                              WHO ARE OUR NOMINEES?

The nominees that we will be asking you to support are:

DAVID W. WRIGHT & PROFESSOR JEFFREY J. HAAS:

        DAVID W. WRIGHT has served since 1997 as the investment manager of both Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships based in Philadelphia, PA that invest in securities of publicly traded, micro-cap companies. Mr. Wright, an experienced value investor and corporate director, is the President and Managing Member of Canine Partners, LLC, the general partner of Henry Investment Trust, L.P., which in turn is the general partner of each of Henry Partners, L.P. and Matthew Partners, L.P.

         JEFFREY J. HAAS has served since 2000 as a Professor of Law at New York Law School. Prior to that, he served as an Associate Professor of Law at that school from 1996 to 2000. He teaches courses in corporate law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund regulation, corporate finance and contract law. Prior to joining New York Law School, Professor Haas was in private legal practice with two national law firms.

Each has experience on the boards of publicly traded or registered investment companies, and both have extensive knowledge of good corporate governance practices and intend to recommend that Wegener employ these practices immediately, if elected to the Board. We believe their addition would be an invaluable complement to the industry expertise already present on the Board. In sum, we believe that our candidates have the qualification and experience to make a substantial contribution to Wegener's board.


AT THE UPCOMING ANNUAL MEETING YOU, AS OWNERS, WILL HAVE THE OPPORTUNITY TO ELECT NEW DIRECTORS TO YOUR BOARD


You will receive shortly a proxy statement and a GREEN proxy card from us asking for your support for the two nominees we have described above. We urge you to support our efforts and, when received, return a properly signed and dated GREEN proxy card voting for the election of our nominees, David W. Wright and Professor Jeffrey J. Haas, to the Board of Directors of Wegener at the 2006 Annual Meeting of Stockholders.

                                               Sincerely,

                                               HENRY PARTNERS, L.P.


                                               by: ____________________
                                                   David W. Wright
                                                   Investment Manager

This letter constitutes soliciting material under SEC Rule 14a-12. Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., David W. Wright and Jeffrey J. Haas are participants in this solicitation. You may obtain information regarding the identity of each participant and a description of each participant's direct or indirect interests in the solicitation from their proxy materials that will be mailed to you prior to the annual meeting.


We advise you to read the proxy statement of the participants when it is available because it contains important information. At the time they file the materials with the SEC, you will be able to obtain the proxy statement and any other soliciting material for free at the commission's web site at www.sec.gov. You may also obtain for free a copy of the proxy statement and the other materials by contacting MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect).


CONTACT:
Mark Harnett
MacKenzie Partners, Inc.
(212) 929-5877

Daniel Passoff
MacKenzie Partners, Inc.
(212) 378-7062